UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2014

CARDINAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-54983

(Commission File Number)

None

(IRS Employer Identification No.)

203 Main Street

East Pittsburgh, Pennsylvania 15112

(Address of principal executive offices)(Zip Code)

(412) 374-0989

(Registrant’s telephone number, including area code)

JH Designs, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Name Change to Cardinal Resources, Inc.

Effective January 16, 2014, the board of directors of JH Designs, Inc. (the “Company”) approved an amendment to the Company’s Articles of Incorporation to change the name of the Company from “JH Designs, Inc.” to “Cardinal Resources, Inc.” Effective January 27, 2014, the majority of voting power held by the stockholders of the Company approved the amendment to change the name of the Company. A Certificate of Amendment to the Articles of Incorporation effecting the change of name of the Company was filed with the Secretary of State of the State of Nevada effective February 4, 2014. The Financial Industry Regulatory Authority, Inc. recognized the name change effective March 3, 2014.

Item 8.01 Other Events.

New Ticker Symbol (CDNL) and New CUSP Number

Effective March 3, 2014, the new ticker symbol of the Company is “CDNL”.

The new CUSIP number for the shares of common of common stock of the Company, under the name Cardinal Resources, Inc, is 14153Q108.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description
3.1.4	Certificate of Amendment to Articles of Incorporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Resources, Inc.
(Registrant)

Date: March 3, 2014	By:	/s/ Kevin Jones
	Name:	Kevin Jones
	Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description
3.1.4	Certificate of Amendment to Articles of Incorporation

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